UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT  REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

October 3, 2008

TETRA TECH, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-19655	95-4148514
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)

3475 East Foothill Boulevard, Pasadena, California  91107

(Address of principal executive office and zip code)

(626) 351-4664

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Tetra Tech, Inc. (the “Company”) recently became aware that the academic credentials of Mr. Sam Box, the Company’s President, have been misreported.  The Company’s Chairman and Chief Executive Officer, Mr. Dan Batrack, and the Board of Directors took immediate action to address this issue.  As of October 3, 2008, Mr. Box has been removed from the position of President and re-assigned to Vice President of Risk Management.  In that capacity, he will be responsible for contract and proposal risk management, project management training, and coordination of international project risk management.  Mr. Box’s 40 years of industry experience in managing large fixed-price programs make him especially qualified for this position.  Mr. Batrack has assumed the additional role of President.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TETRA TECH, INC.

Date: October 3, 2008	By:	/S/ DAN L. BATRACK
Dan L. Batrack
Chairman and Chief Executive Officer